Exhibit 99.4

Kraton Polymers LLC and Kraton Polymers Capital Corporation Announce Commencement of Private Offering of $425 Million in Aggregate Principal Amount of Senior Notes Due 2023

HOUSTON, December 7, 2015 /PRNewswire/ — Kraton Polymers LLC (the “Company”) announced today that it has commenced a private offering, with its wholly-owned subsidiary, Kraton Polymers Capital Corporation (“Kraton Capital”, and together with the Company, the “Issuers”) of $425 million in aggregate principal amount of senior notes due 2023 (the “Notes”). The offering of the Notes (the “Offering”), including the exact terms and timing of the Offering, will depend upon market conditions and other factors, and there can be no assurance as to whether the Offering will be completed or as to the actual size or terms of the Offering. The Issuers are wholly-owned subsidiaries of Kraton Performance Polymers, Inc. (NYSE: KRA) (“KPPI,” and together with its subsidiaries including the Issuers, “Kraton”), a leading global producer of styrenic block copolymers (“SBCs”).

The Issuers intend to use the net proceeds from the Offering to repurchase and/or redeem and retire all of the Issuers’ outstanding 6.75% Senior Notes pursuant to its previously announced tender offer and consent solicitation, including prepayment premiums with respect to such repurchase, to pay a portion of the cash purchase price for the Company’s previously announced pending acquisition of all of the capital stock of Arizona Chemical Holdings Corporation (“Arizona”), and to pay a portion of the acquisition and financing related expenses. The Notes will be fully and unconditionally guaranteed on a senior, unsecured basis by KPPI and certain of its wholly-owned domestic subsidiaries including, following the consummation of the pending acquisition of Arizona, Arizona and its wholly-owned domestic subsidiaries.

The Notes will be offered, and sold, to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. The offer and sale of the Notes, and related guarantees, has not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or the solicitation of an offer to purchase any of the foregoing securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, sale or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This press release does not constitute a notice of redemption with respect to the notes being redeemed.

ABOUT KRATON

KPPI, through the Company and its subsidiaries, is a leading global producer of engineered polymers and one of the world’s largest producers of SBCs, a family of products whose chemistry was pioneered by Kraton over 50 years ago. Kraton’s polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. Kraton offers products to more than 800 customers in over 60 countries worldwide. Kraton manufactures products at five plants globally, including its flagship plant in Belpre, Ohio, which Kraton believes is the most diversified SBC plant in the world, as well as plants in Germany, France, Brazil and Japan. The plant in Japan is operated by an unconsolidated manufacturing joint venture.

Kraton, the Kraton logo and design, and the “Giving Innovators their Edge” tagline are all trademarks of Kraton Polymers LLC.

FORWARD-LOOKING STATEMENTS

All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. The statements in this press release that are not historical statements, including statements regarding the completion of the Offering, the Company’s pending acquisition of Arizona, the Issuers’ current tender offer and consent solicitation and any other statements regarding Kraton’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in KPPI’s most recently filed annual report on Form 10-K, quarterly reports on Form 10-Q for the fiscal year 2015 and in other filings made by KPPI with the U.S. Securities and Exchange Commission, and include, but are not limited to, risks related to: the pending acquisition of Arizona; Kraton’s reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton’s end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and we assume no obligation to update or revise such information in light of new information or future events.

For Further Information:

Investors: H. Gene Shiels 281-504-4886